Exhibit 10.1

STEEL VAULT CORPORATION

WAIVER

This Waiver dated September 4, 2009, is entered into between Steel Vault Corporation, a Delaware corporation (the “Company”), and William J. Caragol (“Caragol”).

Recitals

A.	The Company entered into a letter agreement with Caragol dated as February 13, 2009 (the “Letter Agreement”).

B.	The consummation of the transactions contemplated under that certain Agreement and Plan of Reorganization dated September 4, 2009, among the Company, VeriChip Corporation, and VeriChip Acquisition Corp. (the “Transaction”), would constitute a change of control (as defined by the Company’s 2009 Stock Incentive Plan) thereby entitling Caragol to a change of control payment under the Letter Agreement in the aggregate amount of $750,000 (the “Change of Control Payment”).

C.	Caragol believes that the merger will provide significant value for all Steel Vault stockholders and that it is in Caragol’s interest that the Transaction be consummated.

D.	The Company’s obligation to pay Caragol the Change of Control Payment could have a significant impact on the value of the merger to the other stockholders.

E.	Caragol has recommended that he waive the Change of Control Payment in connection with the Transaction, and the Company has agreed.

NOW THEREFORE, in consideration of the mutual promises contained herein, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

1. The Recitals set forth above are incorporated herein and made a part of this Waiver.

2. Caragol hereby waives any and all rights he may have to the Change of Control Payment in connection with the Transaction and releases the Company from any and all obligations to make such Change of Control Payment upon consummation of the Transaction. If the Transaction is consummated, the Company and Caragol agree that the Letter Agreement shall terminate and be of no further force or effect. If the Transaction is not consummated, this Waiver shall be null and void.

3. This Waiver may be executed, which may be by facsimile, in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

4. The parties shall execute and deliver all such further instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Waiver and the intentions of the parties as expressed herein.

5. This Waiver shall be governed by, and construed in accordance with, the laws of the State of Florida.

NOW THEREFORE, this Waiver has been signed and delivered by the undersigned as of the date set forth above.

STEEL VAULT CORPORATION

By:	/s/ Allison Tomek
Name: Allison Tomek Its: Secretary

/s/ William J. Caragol
William J. Caragol

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